EXHIBIT 8.1

Subsidiaries of the Registrant

Place of Incorporation
Subsidiaries:
CIAC/ChinaInterActiveCorp	Cayman Islands
Renren Gentle Height Co., Ltd.	Hong Kong
Qianxiang Shiji Technology Development (Beijing) Co., Ltd.	PRC
Link224 Inc.	Cayman Islands
Renren Game Hong Kong Limited	Hong Kong
Juyou Hudong (Beijing) Technology Development Co., Ltd.	PRC
Renren Lianhe Holdings	Cayman Islands
Renren Lianhe (Hong Kong) Co., Ltd.	Hong Kong
Renren Study Inc.	Cayman Islands
Kaixin Auto Group	Cayman Islands
Renren Gongying Inc.	Cayman Islands
Renren LSTAR Holdings Inc.	Cayman Islands
Renren ZHCH Holdings Inc.	Cayman Islands
Renren CHYP Holdings Inc.	Cayman Islands
Renren KURY Holdings Inc.	Cayman Islands
Renren PLML Holdings Inc.	Cayman Islands
Renren CHRYPH Holdings Inc.	Cayman Islands
Renren BLCR Holdings Inc.	Cayman Islands
Renren ONER Holdings Inc.	Cayman Islands
Renren CRSP Holdings Inc.	Cayman Islands
Renren SF Holdings Inc.	Cayman Islands
Qianxiang Lianhe Technology Dvelopment (Beijing) Co., Ltd.	PRC
Wole Inc.	Cayman Islands
Beijing Woxiu Information Technology Co., Ltd.	PRC
JiehunChina Inc.	Cayman Islands
Jet Sound Hong Kong Company Limited	Hong Kong
Beijing Jiexun Shiji Technology Development Co., Ltd.	PRC
Renren Giant Way Ltd.	Hong Kong
Renren Giantly Limited	Hong Kong
Chime Technologies, Inc.	USA
Renren Huijin (Tianjin) Technology Co., Ltd.	PRC
Renren Winday Company Limited	Hong Kong
Renren Finance, Inc.	Cayman Islands
Shanghai Renren Finance Leasing Co., Ltd.	PRC
Oak Pacific Investment	Cayman Islands
Beijing Renren Zhenhan Technology Development Co., Ltd.	PRC
Shanghai Renren Automobile Technology Co., Ltd.	PRC
Shanghai Zhoushuo Automobile Technology Co., Ltd.	PRC
Jinan Zhoushuo Yidong Automobile Trade Co., Ltd.	PRC
Suzhou Zhoushuo Lujie Automobile Service Co., Ltd.	PRC
Shanghai Jiexun Automobile Sales Co., Ltd.	PRC
Shanghai Lingcong Internet Information Technology Co., Ltd.	PRC
Shanghai Lingding Automobile Technology Co., Ltd.	PRC
Shanghai Dingran Information Technology Co., Ltd.	PRC
Renren Giantly Philippines Inc.	The Philippines
Renren U.S. Holdco, Inc.	USA
Trucker Path Inc.	USA
Geographic Farming LLC	USA
Sindeo, Inc.	USA

Variable Interest Entities:
Beijing Qianxiang Tiancheng Technology Development Co., Ltd.	PRC
Guangzhou Xiuxuan Brokers Co., Ltd.	PRC
Beijing Qianxiang Yixin Technology Development Co., Ltd.	PRC
Shanghai Jieying Automobile Sales Co., Ltd.	PRC
Shanghai Qianxiang Changda Internet Information Technology Development Co., Ltd.	PRC
Subsidiaries of Variable Interest Entities:
Beijing Qianxiang Wangjing Technology Development Co., Ltd.	PRC

Beijing Renren Zhencai Technology Development Co., Ltd.	PRC
Beijing Wole Shijie Information Technology Co., Ltd	PRC
Shanghai Wangjing Commercial Factoring Co., Ltd.	PRC
Beijing Kirin Wings Information Technology Co., Ltd.	PRC
Beijing Jingwei Zhihui Information Technology Co., Ltd.	PRC
Shanghai Wangjing Investment Management Co., Ltd.	PRC
Fenqi Winday Co., Ltd.	Hong Kong

Beijing Zhenzhong Hudong Information Technology Co., Ltd.	PRC
Shanghai Mumian Hudong Internet Information Service Co., Ltd.	PRC
Shanghai Heiguo Internet Information Technology Co., Ltd.	PRC
Tianjin Zhenzhong Hudong Information Technology Co., Ltd.	PRC
Beijing Qianxiang Wanxin Technology Development Co., Ltd.	PRC
Guangzhou Qunge Information Technology Co., Ltd.	PRC
Shanghai Chenxun Asset Management Co., Ltd.	PRC
Jieying Baolufeng Automobile Sales (Shenyang) Co., Ltd.	PRC
Chongqing Jieying Shangyue Automobile Brokers Co., Ltd.	PRC
Jiangsu Jieying Ruineng Automobile Co., Ltd.	PRC
Dalian Yiche Jieying Automobile Sales Co., Ltd.	PRC
Shandong Jieying Huaqi Automobile Service Co., Ltd.	PRC
Henan Jieying Hengxin Automobile Sales Co., Ltd.	PRC
Neimenggu Jieying Kaihang Automobile Sales Co., Ltd.	PRC
Suzhou Jieying Chemaishi Automobile Sales Co., Ltd.	PRC
Hangzhou Jieying Yifeng Automobile Sales Co., Ltd.	PRC
Jilin Province Jieying Taocheguan Automobile Sales Co., Ltd.	PRC
Cangzhou City Jieying Bole Automobile Sales Co., Ltd.	PRC
Ningxia Jieying Xianzhi Automobile Sales Co., Ltd.	PRC
Shanghai Jieying Diyi Automobile Sales Co., Ltd.	PRC
Wuhan Jieying Chimei Automobile Service Co., Ltd.	PRC